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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT


Name                                              Place of Incorporation
----                                              ----------------------

INTLTRADER.COM, INC.                                             Florida
International Asset Management Corp.                             Florida
International Financial Products, Inc.                           Florida
Offshoretrader.com Ltd.                                          Bermuda

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